SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 30, 2004

ELIZABETH ARDEN, INC.

(Exact name of registrant as specified in its charter)

Florida	1-6370	59-0914138

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14100 N.W. 60th Avenue, Miami, Florida	33014

(Address of principal executive offices	(Zip Code)

Registrant's telephone number, including area code:	(305) 818-8000

____________________________________________________

(Former name or former address, if changed since last report)

Item 9.   Regulation FD Disclosure.

      On June 30, 2004, Elizabeth Arden, Inc. (the "Company") settled the breach of contract action filed in December 2000 by Adenat, Inc., a Canadian customer of Unilever.  The suit was filed in the Ontario, Canada Superior Court of Justice against a number of Unilever affiliates, the Company and several individuals, including officers of Unilever and the Company who were subsequently removed from the case.  In its suit, Adenat alleged that Unilever breached contractual obligations owed to Adenat and that the Company interfered in that relationship.  Adenat sought to enjoin the termination of the alleged distribution agreement by Unilever and sought compensatory damages of Canadian $55 million (approximately US$41 million at January 31, 2004) against each of Unilever and the Company, plus punitive damages of Canadian $35 million (approximately US$26 million at January 31, 2004).

      The Company did not pay or receive any amounts to settle the case and Adenat has agreed to take such steps as are necessary to have the court dismiss the case with prejudice and without costs.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ELIZABETH ARDEN, INC.

Date:	July 1, 2004	By: /s/ Stephen J. Smith

Stephen J. Smith Executive Vice President and Chief Financial Officer